Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS PRELIMINARY FIRST QUARTER 2009 RESULTS

North Andover, MA...April 28, 2009.  Watts Water Technologies, Inc. (NYSE: WTS) today announced preliminary results for the first quarter ended March 29, 2009.  Sales for the first quarter of 2009 were $294.9 million, a decrease of $49.1 million, or 14%, compared to the first quarter of 2008. Net loss for the first quarter of 2009 was $1.0 million, or ($0.03) per share, compared to net income of $13.7 million, or $0.37 per share, for the first quarter of 2008.  The Company had a loss from continuing operations attributable to Watts Water Technologies, Inc. for the first quarter of 2009 of $0.9 million, or ($0.02) per share, a decrease of $14.8 million when compared to income from continuing operations for the first quarter of 2008 of $13.9 million, or $0.37 per share.

Results for the first quarter of 2009 include an after-tax charge of $9.3 million, or $0.25 per share, which includes $9.1 million of restructuring charges related to our previously announced restructuring programs and $0.2 million for asset impairment charges, compared to an after-tax charge of $0.8 million, or $0.02 per share, for the first quarter of 2008. The increase is primarily due to a preliminary tax charge of $8.3 million, or $0.23 per share, relating to previously realized tax benefits, which are likely to be forfeited as a result of the Company’s decision to restructure certain operations. The Company expects to finalize this amount by the time it files its quarterly report on Form 10-Q for the first quarter of 2009. The effective tax rate for continuing operations increased to 109% in the first quarter of 2009 from 33.9% in the first quarter of 2008 due to this one-time tax charge.

Patrick S. O’Keefe, Chief Executive Officer, commented, “Our sales in the first quarter continued to be affected by downward pressure from the receding U.S. commercial construction marketplace. In addition, U.S. residential construction activity is at historically low levels. We also saw a marked reduction in European sales as the European economy has migrated into recession. Consolidated sales decreased over the first quarter of 2008 by $49.1 million, or 14%, due primarily to an organic sales decrease of $48.1 million, or 14%, and unfavorable changes in foreign exchange rates of $16.3 million, or 5%, partially offset by contributions from an acquisition of $16.9 million, or 5%.  Also, sales in the first quarter of 2008 included $1.6 million attributable to Tianjin Tanggu Watts Valve Co. Ltd. (TWT), a company we sold in October 2008.

“Sales in our North American segment decreased for the first quarter of 2009 by $33.9 million, or 16%, to $177.5 million compared to $211.4 million for the first quarter of 2008.  This decrease was primarily due to an organic sales decrease of $30.8 million, or 15%, and unfavorable foreign exchange movements of $3.1 million, or 1%, associated with the weakening of the Canadian dollar versus the U.S. dollar.

“Organic sales in our North American wholesale market for the first quarter of 2009 decreased 18% over the first quarter of 2008.  This decrease was primarily due to decreased unit shipments of our plumbing and heating and backflow product lines.  Our North American home improvement retail market sales were flat in the first quarter of 2009 compared to the first quarter of 2008.

“We derived 37% of our total sales for the first quarter of 2009 from our European segment. European sales decreased $13.1 million, or 11%, to $109.6 million compared to $122.7 million for the first quarter of 2008.  We experienced a decline in organic sales in Europe for the first quarter of $16.5 million, or 13%, and unfavorable foreign exchange movements associated with the weakening of the euro versus the US dollar of $13.5 million, or 11%, partially offset by sales contributed from the Blucher acquisition of $16.9 million, or 13%.  The organic sales reduction was primarily due to the economic downturn throughout Europe.  Sales into Eastern Europe were especially slow due to economic issues and heightened credit concerns.

“Sales in our China segment in the first quarter of 2009 decreased $2.1 million, or 21%, to $7.8 million compared to $9.9 million for the first quarter of 2008. As previously mentioned, sales in the first quarter of 2008 included $1.6 million attributable to TWT.  In addition, organic sales decreased $0.8 million, or 8%, partially offset by favorable foreign exchange movements associated with the strengthening of the yuan against the U.S. dollar of $0.3 million, or 3%.”

Mr. O’Keefe concluded, “Our operating income for the first quarter of 2009 decreased by $11.6 million, or 44%, to $14.7 million as compared to $26.3 million in the first quarter of 2008. The organic decrease in operating income was $12.6 million, or 48%, unfavorable foreign exchange movements were $2.0 million, or 8%, and restructuring costs and impairment charges increased by $0.2 million, or 1%, partially offset by contributions from an acquisition of $1.3 million, or 5%.  Further, in 2008, an operating loss of $1.9 million, or 8%, was recorded for the TWT subsidiary.

“Operating margins in the first quarter of 2009 decreased by approximately 260 basis points to 5.0% as compared to 7.6% in the first quarter of 2008. The primary reasons for the reduction in operating margins include plant underutilization in all segments and cost savings initiatives lagging our sales decline.”

The Company generated approximately $17.4 million in net cash provided from continuing operations for the first quarter of 2009, as compared to $14.8 million in the first quarter of 2008. Free cash flow (a non-GAAP financial measure) for the first quarter of 2009 was approximately $13.4 million, compared with $6.6 million for first quarter of 2008. Please refer to Table 1 at the end of this press release for a reconciliation of net cash provided by continuing operations to free cash flow. The Company's net debt to capitalization ratio (a non-GAAP financial measure) decreased to 22.4% at March 29, 2009 as compared 22.8% as of December 31, 2008.  Please refer to Table 2 at the end of this press release for a reconciliation of long-term debt (including current portion) to net debt and net debt to capitalization ratio.

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we sometimes use non-GAAP financial measures, such as free cash flow and the net debt to capitalization ratio, that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP items, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for changes in cash and cash equivalents prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss first quarter results for 2009 on Tuesday, April 28, 2009, at 5:00 p.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until April 28, 2010.

The Company's 2009 Annual Meeting of Stockholders will be held at 9:00 a.m. on Wednesday, May 13, 2009 at The Andover Country Club, 60 Canterbury Street, Andover, Massachusetts.

Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release may include statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following:  the current economic and financial crisis, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability risks; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation, including the James Jones case; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in millions, except per share information)
(Unaudited)

	First Quarter Ended
	March 29,	March 30,
	2009	2008
STATEMENTS OF INCOME

Net sales	$294.9	$344.0

Income from continuing operations attributable to Watts Water Technologies, Inc.	$(0.9)	$13.9
Loss from discontinued operations	(0.1)	(0.2)
Net income (loss)	$(1.0)	$13.7

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	36.9	37.1

Income (loss) per Share attributable to Watts Water Technologies, Inc.:
Continuing operations	$(0.02)	$0.37
Discontinued operations	-	-
Net income (loss)	$(0.03)	$0.37

Cash dividends per share	$0.11	$0.11

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in millions, except share information)
(Unaudited)

	March 29,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$170.2	$165.6
Trade accounts receivable, less allowance for doubtful accounts of
$11.7 million at March 29, 2009 and $12.2 million at December 31, 2008	208.9	221.3
Inventories, net:
Raw materials	100.0	107.4
Work in process	39.0	44.9
Finished goods	177.5	186.7
Total Inventories	316.5	339.0
Prepaid expenses and other assets	19.3	14.6
Deferred income taxes	48.8	47.5
Assets of discontinued operations	12.1	11.6
Total Current Assets	775.8	799.6

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	463.5	465.4
Accumulated depreciation	(233.1)	(228.0)
Property, plant and equipment, net	230.4	237.4

OTHER ASSETS:
Goodwill	423.9	431.3
Long-term investment securities	8.1	8.3
Intangible assets, net	168.2	174.6
Other, net	8.6	8.9
TOTAL ASSETS	$1,615.0	$1,660.1

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$91.8	$115.2
Accrued expenses and other liabilities	110.0	103.9
Accrued compensation and benefits	37.3	41.6
Current portion of long-term debt	0.8	4.5
Liabilities of discontinued operations	29.7	29.7
Total Current Liabilities	269.6	294.9

LONG-TERM DEBT, NET OF CURRENT PORTION	408.1	409.8
DEFERRED INCOME TAXES	40.7	42.4
OTHER NONCURRENT LIABILITIES	69.3	70.6

STOCKHOLDERS' EQUITY:
Preferred Stock, $.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Class A Common Stock, $.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 29,420,625 shares at March 29, 2009 and 29,250,175 shares at December 31, 2008	2.9	2.9
Class B Common Stock, $.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 7,193,880 shares at March 29, 2009 and 7,293,880 at December 31, 2008	0.7	0.7
Additional paid-in capital	389.7	386.9
Retained earnings	446.2	451.7
Accumulated other comprehensive income/(loss)	(12.2)	0.2
Total Stockholders' Equity	827.3	842.4
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,615.0	$1,660.1

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in millions, except per share information)
(Unaudited)

	First Quarter Ended
	March 29,	March 30,
	2009	2008
Net sales	$294.9	$344.0
Cost of goods sold	197.7	229.6
GROSS PROFIT	97.2	114.4
Selling, general & administrative expenses	81.0	87.1
Restructuring and other charges	1.5	1.0
OPERATING INCOME	14.7	26.3
Other (income) expense:
Interest income	(0.2)	(2.3)
Interest expense	5.6	6.6
Other	(0.5)	2.2
	4.9	6.5
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	9.8	19.8
Provision for income taxes	10.7	7.1
INCOME (LOSS) FROM CONTINUING OPERATIONS	(0.9)	12.7
Loss from discontinued operations, net of taxes	(0.1)	(0.2)
NET INCOME (LOSS) BEFORE NON CONTROLLING INTEREST	(1.0)	12.5
Net loss attributable to the noncontrolling interest	-	1.2
NET INCOME (LOSS) ATTRIBUTABLE TO WATTS WATER TECHNOLOGIES, INC.	$(1.0)	$13.7

Net income (loss) from continuing operations attributable to Watts Water Technologies, Inc.	$(0.9)	$13.9

BASIC EPS
Income (loss) per share attributable to Watts Water Technologies, Inc.:
Continuing operations	$(0.02)	$0.38
Discontinued operations	-	-
NET INCOME (LOSS)	$(0.03)	$0.37
Weighted average number of shares	36.9	36.9

DILUTED EPS
Income (loss) per share attributable to Watts Water Technologies, Inc.:
Continuing operations	$(0.02)	$0.37
Discontinued operations	-	-
NET INCOME (LOSS)	$(0.03)	$0.37
Weighted average number of shares	36.9	37.1

Dividends per share	$0.11	$0.11

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in millions)
(Unaudited)

Net Sales

	First Quarter Ended
	March 29,	March 30,
	2009	2008

North America	$177.5	$211.4
Europe	109.6	122.7
China	7.8	9.9
Total	$294.9	$344.0

Operating Income (Loss)

	First Quarter Ended
	March 29,	March 30,
	2009	2008

North America	$14.5	$20.6
Europe	9.5	14.4
China	(0.6)	(1.4)
Corporate	(8.7)	(7.3)
Total	$14.7	$26.3

Intersegment Sales

	First Quarter Ended
	March 29,	March 30,
	2009	2008

North America	$1.1	$1.4
Europe	1.9	1.3
China	26.3	27.9
Total	$29.3	$30.6

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

TABLE 1
RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW
(Amounts In Millions)
(Unaudited)

	First Quarter Ended
	March 29,	March 30,
	2009	2008

Net cash provided by continuing operations	$17.4	$14.8
Less: additions to property, plant, and equipment	(4.2)	(8.3)
Plus: proceeds from the sale of property, plant, and equipment	0.2	0.1
Free cash flow	$13.4	$6.6

TABLE 2
RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO
(Dollars In Millions)
(Unaudited)

	March 29,	December 31,
	2009	2008

Current portion of long-term debt	$0.8	$4.5
Plus: Long-term debt, net of current portion	408.1	409.8
Less: Cash and cash equivalents	(170.2)	(165.6)
Net debt	$238.7	$248.7

Net debt	$238.7	$248.7
Plus: Total stockholders' equity	827.3	842.4
Capitalization	$1,066.0	$1,091.1

Net Debt to Capitalization Ratio	22.4%	22.8%